As filed with the Securities and Exchange Commission on December 7, 2010
Registration No. 333-161809

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
post-effective amendment no. 1
to
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Concho Resources Inc.*
(Exact name of Registrant as specified in its charter)

Delaware	76-0818600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
550 West Texas Avenue, Suite 100
Midland, Texas 79701
(432) 683-7443
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
C. William Giraud
550 West Texas Avenue, Suite 100
Midland, Texas 79701
(432) 683-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
T. Mark Kelly
W. Matthew Strock
Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☑

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered(1)	Registered	Security	Price(5)	Fee(6)
Debt Securities(2)
Preferred Stock(2)
Common Stock, par value $0.001(2)
Depositary Shares(2)(3)
Warrants(2)
Guarantee of Debt Securities(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of Debt Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	The Depositary Shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Concho Resources Inc. elects to offer fractional interests in shares of Preferred Stock to the public, Depositary Receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(4)	Subsidiaries of Concho Resources Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the Debt Securities of Concho Resources Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the Debt Securities being registered.

(5)	No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Depositary Shares or Warrants being registered hereunder.

(6)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.
*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

	State of Incorporation or	IRS Employee
Exact Name of Additional Registrant as Specified in its Charter	Organization	Identification No.
COG Holdings LLC	Texas	800648934
COG Operating LLC	Delaware	611469854
COG Realty LLC	Texas	841661959
Concho Energy Services LLC	Texas	743158759
Concho Oil & Gas LLC	Texas	900617040
Quail Ranch LLC	Texas	320086461

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
ITEM 17. UNDERTAKINGS
SIGNATURES
EX-4.4
EX-5.2
EX-12.1
EX-23.1
EX-23.2
EX-23.3
EX-23.4

EXPLANATORY NOTE
     This Registration Statement on Form S-3 (Registration No. 333-161809) of Concho Resources Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being amended to add COG Holdings LLC and Concho Oil & Gas LLC, all subsidiaries of Concho Resources Inc., as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
FINRA filing fee		$75,500
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**
TOTAL	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
     Our Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the extent provided in our Amended and Restated Bylaws (our “Bylaws”). In turn, our Bylaws provide that we will indemnify and hold harmless, to the full extent provided by the DGCL, any of our officers or directors (including those persons serving as an officer or director of another entity at our request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all reasonably incurred expense, liability or loss. We may only indemnify an officer or director who brought the suit or proceeding if our board of directors had previously authorized such suit or proceeding. The rights to indemnification provided by our Bylaws include the right to advancement of expenses to the full extent provided by the DGCL. In addition, our Bylaws allow us to indemnify our non-officer employees and agents to the extent (i) permitted by the DGCL and (ii) authorized by our Chief Executive Officer and at least one other authorized officer.
     We have also entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
     The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.
     We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:
•	us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.
     We have obtained director and officer liability insurance for the benefit of each of the indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)	Exhibits.
     The following documents are filed as exhibits to this registration statement:

Exhibit
Number		Exhibit Title
1.1	***	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file no. 1-33615) filed on August 8, 2007).

3.2
Amended and Restated Bylaws of Concho Resources Inc., as amended March 25, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file no. 1-33615) filed on March 26, 2008).

4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (file no. 333-142315) filed on July 5, 2007).

4.2
Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on September 22, 2009).

4.3
First Supplemental Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on September 22, 2009).

4.4	*	Second Supplemental Indenture, dated November 3, 2010, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.5	**	Form of Subordinated Indenture.

4.6	***	Form of Warrant Agreement.

4.7	***	Form of Depositary Agreement.

4.6
Registration Rights Agreement dated February 27, 2006, among Concho Resources Inc. and the other signatories thereto (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (file no. 333-142315) filed on April 24, 2007).

4.7
Registration Rights Agreement, dated July 31, 2008, by and between Concho Resources Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on August 6, 2008).

4.8
Registration Rights Agreement, dated October 7, 2010, by and between Concho Resources Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on October 13, 2010).

5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

5.2	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

12.1	*	Statement of Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	*	Consent of Grant Thornton LLP.

23.2	*	Consent of Netherland, Sewell & Associates, Inc.

23.3	*	Consent of Cawley, Gillespie & Associates, Inc.

23.4	*	Consent of Grant Thornton LLP.

Exhibit
Number		Exhibit Title
23.5	*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2 hereto).

24.1	**	Power of Attorney (included on the signature page to the original Registration Statement).

25.1	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.

**	Previously filed as an Exhibit to the Registration Statement.

***	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to the Registration Statement.

†	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.
(b)	Financial Statement Schedules.
     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.
(c)	Reports, Opinions, and Appraisals.
     The following reports, opinions, and appraisals are included herein: None.
ITEM 17. UNDERTAKINGS
Each undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     8. To file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, in the State of Texas, on December 7, 2010.

CONCHO RESOURCES INC.
By:	/s/ Timothy A. Leach
Timothy A. Leach
Director, Chairman of the Board of Directors, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Timothy A. Leach Timothy A. Leach	Director, Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2010

	/s/ Darin G. Holderness* Darin G. Holderness	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 7, 2010

	/s/ Don O. McCormack Don O. McCormack	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 7, 2010

	/s/ Steven L. Beal*	Director	December 7, 2010

Steven L. Beal

	/s/ Tucker S. Bridwell*	Director	December 7, 2010

Tucker S. Bridwell

	/s/ William H. Easter III*	Director	December 7, 2010

William H. Easter III

	/s/ W. Howard Keenan, Jr.*	Director	December 7, 2010

W. Howard Keenan, Jr.

	/s/ Ray M. Poage*	Director	December 7, 2010

Ray M. Poage

	/s/ Mark B. Puckett	Director	December 7, 2010

Mark B. Puckett

	/s/ A. Wellford Tabor*	Director	December 7, 2010

A. Wellford Tabor

*By:	/s/ Timothy A. Leach

Timothy A. Leach, as attorney-in fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, in the State of Texas, on December 7, 2010.

COG HOLDINGS LLC COG OPERATING LLC COG REALTY LLC CONCHO ENERGY SERVICES LLC CONCHO OIL & GAS LLC QUAIL RANCH LLC
By:	/s/ Timothy A. Leach
Timothy A. Leach
Chief Executive Officer

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ Timothy A. Leach Timothy A. Leach		Chief Executive Officer** (Principal Executive Officer)	December 7, 2010

/s/ Darin G. Holderness* Darin G. Holderness		Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 7, 2010

/s/ Don O. McCormack Don O. McCormack		Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 7, 2010

*By:	/s/ Timothy A. Leach

Timothy A. Leach, as attorney-in fact

**	Timothy A. Leach serves as (i) the Chief Executive Officer and President of Concho Resources Inc., which is the sole member of COG Operating LLC, COG Realty LLC and Concho Oil & Gas LLC and (ii) the Chief Executive Officer of COG Operating LLC, which is the sole member of COG Holdings LLC, Concho Energy Services LLC and Quail Ranch LLC.

Exhibit
Number		Exhibit Title
1.1	***	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file no. 1-33615) filed on August 8, 2007).

3.2
Amended and Restated Bylaws of Concho Resources Inc., as amended March 25, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (file no. 1-33615) filed on March 26, 2008).

4.1		Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (file no. 333-142315) filed on July 5, 2007).

4.2
Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on September 22, 2009).

4.3
First Supplemental Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on September 22, 2009).

4.4	*	Second Supplemental Indenture, dated November 3, 2010, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.5	**	Form of Subordinated Indenture.

4.6	***	Form of Warrant Agreement.

4.7	***	Form of Depositary Agreement.

4.6
Registration Rights Agreement dated February 27, 2006, among Concho Resources Inc. and the other signatories thereto (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (file no. 333-142315) filed on April 24, 2007).

4.7
Registration Rights Agreement, dated July 31, 2008, by and between Concho Resources Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on August 6, 2008).

4.8
Registration Rights Agreement, dated October 7, 2010, by and between Concho Resources Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file no. 001-33615) filed on October 13, 2010).

5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

5.2	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3.

12.1	*	Statement of Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	*	Consent of Grant Thornton LLP.

23.2	*	Consent of Netherland, Sewell & Associates, Inc.

23.3	*	Consent of Cawley, Gillespie & Associates, Inc.

23.4	*	Consent of Grant Thornton LLP.

23.5	*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2 hereto).

24.1	**	Power of Attorney (included on the signature page to the original Registration Statement).

25.1	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.

**	Previously filed as an Exhibit to the Registration Statement.

***	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to the Registration Statement.

†	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.